Exhibit 99.1

FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist

Chief Financial Officer

(781) 237-6655

AMERICAN BILTRITE INC. ANNOUNCES ITS INTENT TO DELIST ITS SHARES FROM NYSE AMEX AND TERMINATE SEC REPORTING

WELLESLEY HILLS, MA, JANUARY 6, 2012 - American Biltrite Inc. (NYSE Amex: ABL) announced today that it had submitted a notice to the NYSE Amex of its intention to voluntarily withdraw the Company’s common stock, par value $.01 per share (the “Common Stock”), from listing on the NYSE Amex and to voluntarily terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s decision to delist and deregister the Common Stock was not based on the receipt of any notice that the Company had failed to satisfy any rule or standard for the continued listing of its common stock on the NYSE Amex or asserting any material non-compliance with the NYSE Amex. The Company is eligible to voluntarily delist and deregister the Common Stock because, as of the beginning of 2012, there were fewer than 300 record holders of the Common Stock. Following delisting from the NYSE Amex, the Common Stock will no longer be quoted on a stock exchange, and there is no assurance that the Common Stock will be quoted on any over-the-counter market.

The decision of the Company’s Board of Directors to delist and deregister the Common Stock was based on consideration of a number of factors, including (1) the large costs and administrative burdens of preparing and filing periodic reports with the SEC, (2) the demands placed on management and the Company to comply with registration requirements, (3) the low trading volume of the Company’s stock and (4) the low number of holders of Common Stock.

Roger S. Marcus, Chairman of the Board, commented “The Board’s decision to take this step was driven, among other things, by the high cost of complying with the regulatory burden imposed by having our stock listed on an exchange as compared to being unregistered and traded on the OTC Pink Market. We anticipate the savings from this action should have a meaningful positive impact on future earnings and thereby benefit our shareholders. We’ve appreciated our long relationship with the NYSE Amex but believe this change is positive for our company.”

The Company intends to file a Notification of Removal from Listing and/or Registration on Form 25 with the United States Securities and Exchange Commission (the “SEC”) on or after January 17, 2012. The Company anticipates that the Common Stock would no longer be listed on the NYSE Amex on or about January 27, 2012.

The Company intends on January 27, 2012 to file with the SEC a Certification and Notice of Termination of Registration on Form 15 to voluntarily terminate the registration of its common stock and suspend its reporting obligations under the Exchange Act. Upon filing the Form 15, the Company’s obligation to file certain reports with the SEC, including the annual report on Form 10-K, quarterly report on Form 10-Q and current report on Form 8-K, will be suspended. The Company expects the deregistration of its common stock to become effective 90 days after filing the Form 15. The Company intends to timely file its 2011 Annual Report on Form 10-K. The Company intends to continue to make certain information available to stockholders as required by applicable law.

Warning regarding forward-looking statements and certain risks

The above news release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These forward-looking statements are based on American Biltrite’s expectations, as of the date of this release, of future events. American Biltrite undertakes no obligation to update any of these forward-looking statements, except as may be required by the federal securities laws. Although American Biltrite believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and experience, there can be no assurance that actual results will not differ materially from expectations. Any or all of these expectations may turn out to be incorrect and any forward-looking statements made in this release speak only as of the date of this release. Readers are cautioned not to place undue reliance on any forward-looking statements. Actual results could differ significantly as a result of various factors. The above news release indicates that American Biltrite intends to delist its common stock from the NYSE Amex and to deregister such stock under the Exchange Act and that such actions will take place in a specified time frame. This implies that American Biltrite’s common stock will be delisted and deregistered and that such delisting and deregistering will take place in the time period indicated. However, unforeseen events may occur and, as a result, delisting and deregistering of American Biltrite’s common stock may be delayed or may not occur. For example, the Securities and Exchange Commission could postpone the effectiveness of American Biltrite’s application to delist and deregister the common stock. Also, while the common stock may be traded on an over-the-counter market, such as the OTC Pink Market, there can be no assurance that the common stock will be traded on any such market. However, any or all of these expectations, such as those regarding future earnings and cost savings, may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results.